Exhibit 99.1

NovaBay Pharmaceuticals Reports 2019 Second Quarter Net Sales of $1.8 Million

Company to hold second quarter 2019 conference call on August 8

EMERYVILLE, Calif. (July 29, 2019) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY), a biopharmaceutical company focusing on commercializing Avenova® for the domestic eye care market, reports net sales of $1.8 million for the three months ended June 30, 2019. Avenova sales for the second quarter of 2019 were $1.6 million, a 9% increase from the first quarter of 2019.

“The increase in Avenova sales over the prior quarter is particularly impressive given the 67% reduction we made to our salesforce in March as part of a strategic shift to address the trend toward high-deductible health plans,” said Justin Hall, President and CEO. “Our ability to grow Avenova sales reflects success with our strategy of deploying the remaining 15 sales representatives in territories identified as having significant prescription volume along with favorable reimbursement.

“We also benefitted from the expansion of our partner pharmacy program, under which we sell Avenova at pre-negotiated unit prices and significantly reduce the negative impact of rebates. I’m pleased to report that this channel accounted for nearly half of all Avenova units sold in the second quarter, up from about one-quarter in the first quarter,” he added. “We also introduced our new Avenova Direct channel whereby we are selling prescription-strength Avenova directly to customers on Amazon. We expect the greatest growth opportunity to come from this channel.

“While Avenova sales grew for the quarter, we reduced operating expenses by 47% from the first quarter. This is a huge testament to the dedication of the NovaBay team,” said Hall.

Conference Call

NovaBay will report full financial results for the second quarter of 2019 after market close on Thursday, August 8, 2019 and will hold an investment community conference call that day beginning at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the Company’s financial and operational results and to answer questions. Shareholders and other interested parties may participate in the conference call by dialing 800-608-8202 from within the U.S. or 702-495-1913 from outside the U.S., with the conference identification number 6067542.

A live webcast of the call will be available at http://novabay.com/investors/events and will be archived for 90 days. A replay of the call will be available beginning two hours after the call ends through 11:59 p.m. Eastern time August 26, 2019 by dialing 855-859-2056 from within the U.S. or 404-537-3406 from outside the U.S., and entering the conference identification number 6067542.

About Avenova®

Avenova is an eye care product formulated with our proprietary, stable and pure form of hypochlorous acid. Avenova is designed for removal of the microorganisms and debris that contribute to conditions such as meibomian gland dysfunction, dry eye and blepharitis. Avenova is marketed to optometrists and ophthalmologists throughout the U.S. by NovaBay’s direct salesforce and available online through www.Amazon.com.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, NEUTROPHASE® for wound care market, and CELLERX® for the aesthetic dermatology market. The Aganocide compounds, still under development, have target applications in the dermatology and urology markets.

Forward-Looking Statements

This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding the growth potential of our various sales channels, our estimated future revenue, and generally the Company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to the size of the potential market for our products, improving sales rep productivity and product distribution, obtaining adequate insurance reimbursement, and any potential regulatory problems. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com.

www.Avenova.com

NovaBay Contact

Justin Hall

President and Chief Executive Officer

510-899-8800

jhall@novabay.com

Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

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